UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018 (April 3, 2018)

Alta Mesa Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38040	81-4433840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(Address of principal executive offices, including zip code)

281-530-0991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018, the Company hired Craig W. Collins to be its Chief Operating Officer-Midstream. Mr. Collins will also serve as Chief Operating Officer-Midstream of the Company’s subsidiary Kingfisher Midstream, LLC. In connection therewith, James T. Hackett, our Executive Chairman of the Board, resigned his position as Chief Operating Officer-Midstream and was appointed as President and Chief Executive Officer of Kingfisher Midstream, LLC. Mr. Hackett will remain as our Executive Chairman of the Board. In connection therewith, Harlan H. Chappelle, our President and Chief Executive Officer, resigned his positions as President and Chief Executive officer of Kingfisher Midstream, LLC.

Prior to joining the Company, Mr. Collins served as Senior Vice President and Chief Operating Officer of the general partner of Western Gas Partners, LP since February 2017. He previously served as Director, Midstream Engineering for Anadarko from July 2016 to February 2017, during which time he was responsible for the engineering and construction of midstream infrastructure for Anadarko and Western Gas Partners, LP. He joined the Anadarko midstream organization in November 2010, where he led commercial development activities in the Eagle Ford shale, and was promoted to General Manager in June 2013, with commercial responsibilities for midstream assets located in Texas, New Mexico, Kansas, Louisiana, and Pennsylvania. After joining Anadarko in 2003, Mr. Collins also held positions of increasing responsibility in Treasury and Corporate Development. Mr. Collins holds a Bachelor of Science in Chemical Engineering from Texas A&M University and a Master of Business Administration from Rice University. He is a member of the Society of Petroleum Engineers.

The Company has entered into an employment agreement with Mr. Collins. The employment agreement entitles him to receive an annual base salary of $450,000, and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Collins’s target annual bonus amounts under this program will be 95% of his annual base salary. Mr. Collins received a sign-on bonus of $90,000 upon execution of the employment agreement. Mr. Collins is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services.

If the Company terminates Mr. Collins’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, he will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance, and full accelerated vesting of any nonqualified deferred compensation benefit, (iii) a lump-sum payment equal to the sum of $24,000 for outplacement services, 18 months of his annual base salary and 1.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year, and (iv) payment for up to 18 months of his premiums for continued coverage under the Company’s group health plans and, thereafter, continued participation in the Company’s group health plans at his cost for up to an additional six months. Mr. Collins would also be entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to death or disability, within the meaning of and under his employment agreement. If Mr. Collins’s qualifying termination of employment occurs (a) during the 15 months following a change in control (within the meaning of and under his employment agreement) or (b) only in the case of involuntary termination without cause or resignation for good reason, during the three months prior to a change in control that is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, he will be entitled to an additional lump-sum payment equal to the sum of six months of his annual base salary and 0.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year.

If the Company terminates Mr. Collins’s employment without cause incident to a spin-off, divestiture, initial public offering or other corporate transaction resulting in a change in the ownership of the midstream assets, within the meaning of and under his employment agreement (a “Midstream Transaction”), he will be entitled to the accelerated vesting described in clause (ii) of the immediately preceding paragraph except if (i) Mr. Collins’s termination without cause follows a Midstream Transaction, (ii) the Company retains at least a 25% ownership interest in the resulting new entity controlling the midstream assets (“Newco”), and (iii) coincident with the Midstream Transaction, Mr. Collins continues his employment with Newco, in which case Mr. Collins will continue to vest in his outstanding equity awards at the time of the Midstream Transaction in the same manner as if he had continued to be employed with the Company, with Newco being substituted for the Company under the terms of his award agreements. Incident to a Midstream Transaction, the definition of good reason is also modified under the terms of Mr. Collins’ employment agreement for the sake of consistency.

Mr. Collins’s rights to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, are conditioned upon executing a general release of claims in the Company’s favor. Mr. Collins has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.

The employment agreement further entitles Mr. Collins, if a termination of employment occurs during the three years after execution thereof, to payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of a change in control (within the meaning of and under his employment agreement), plus an additional amount that puts the executive in the same after-tax position he would have been in absent the imposition of excise taxes under Section 4999 of the Internal Revenue Code.

The foregoing summary of the employment agreement subject to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company will issue 119,511 options to purchase shares of Class A Common Stock under the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan (the “LTIP”) and has approved, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the LTIP and subject to Mr. Collins’s continued employment until such time, 247,875 restricted shares and 53,116 performance-based restricted stock units under the LTIP. The stock options will be issued with an exercise price equal the closing price of our stock on Mr. Collin’s employment start date. The stock options and restricted stock awards will each vest in three substantially equal annual installments on the first three anniversaries of his start date, subject to his continued service with us and the accelerated vesting terms of his award agreements. The performance-based restricted stock units will vest over a 3-year period and upon achievement of the performance metrics to be described in such award agreement.

Mr. Collins also entered into an indemnification agreement with the Company in the form the Company entered into with its other executive officers.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no family relationships between Mr. Collins and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Collins pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated as of April 3, 2018, by and between Alta Mesa Services, LP and Craig W. Collins.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA RESOURCES, INC.
Date: April 9, 2018
	By:	/s/ Michael A McCabe
	Name:	Michael A. McCabe
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary